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Exhibit 21.  SUBSIDIARIES OF SCHERER HEALTHCARE, INC.
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
1.       Medical Waste Systems, Inc.                                   Subsidiary
         DBA Bio Systems                                               I.D.#22-2853378
         380 Constance Drive
         Warminster, Pennsylvania 18974
         (770) 933-1800

2.       ASH Enterprises, Inc.                                         Subsidiary
         120 Interstate North Parkway, S.E., Suite 305                 I.D.# 58-1728029
         Atlanta, Georgia 30339
         (770) 933-1800

3.       Bio Systems Partners                                          Wholly Owned Partnership
         DBA Bio Systems                                               I.D.# 58-1822608
         210 Sherwood Avenue
         Farmingdale, New York 11735
         (770) 933-1800

4.       Biofor, Inc.                                                  Subsidiary
         120 Interstate North Parkway, S.E., Suite 305                 I.D.# 58-2105818
         Atlanta, Georgia 30339
         (770) 933-1800

5.       BioWaste Management Corp.                                     Subsidiary
         120 Interstate North Parkway, S.E., Suite 305                 I.D.# 11-2872389
         Atlanta, Georgia 30339
         (770) 933-1800

6.       BioWaste Systems, Inc.                                        Subsidiary
         210 Sherwood Avenue                                           I.D.# 58-1803613
         Farmingdale, New York 11735
         (770) 933-1800

7.       Scherer Laboratories, Inc.                                    Subsidiary
         120 Interstate North Parkway, S.E., Suite 305                 I.D.# 75-0270890
         Atlanta, Georgia 30339
         (770) 933-1800
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